UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 3, 2003

Commission File No. 1-16263

MARINE PRODUCTS CORPORATION

(exact name of registrant as specified in its charter)

Delaware	58-2572419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2170 Piedmont Road, NE, Atlanta, Georgia  30324

(Address of principal executive offices)       (zip code)

(404) 321-7910

Registrant’s telephone number, including area code

Item 9.   Regulation FD Disclosure

On January 28, 2003 registrant issued a press release entitled “Marine Products Corporation Reports 2002 Fourth Quarter Results.”

The text of the press release is as follows:

MARINE PRODUCTS CORPORATION REPORTS 2002 FOURTH QUARTER RESULTS

•                  Fourth Quarter Diluted EPS of $0.16 Versus $0.09 in the Prior Year

•                  Fiscal 2002 Diluted Earnings Per Share Increases from $0.49 to $0.69, or 41%

•                  Fiscal 2002 Net Sales Increase 20.8%

ATLANTA, January 28, 2003 — Marine Products Corporation (AMEX: MPX) announced its unaudited results for the quarter and twelve months ended December 31, 2002.  Marine Products is a leading manufacturer of fiberglass boats under two brand names: sterndrive pleasure boats by Chaparral, including SS Sportboats, Sunesta Deckboats, and Signature Cruisers, and offshore sport fishing boats by Robalo.

For the quarter ended December 31, 2002, Marine Products generated net sales of $35,614,000, an 18.2 percent increase compared to $30,139,000 last year.  The increase in net sales was due to a 14.6 percent increase in the number of boats sold, a 1.7 percent increase in the average selling price per boat, and an increase in parts and accessories sales.  Gross profit for the quarter was $9,121,000, a 54.3 percent increase over the same period in 2001.  Gross profit as a percentage of sales was 25.6 percent, an increase of 6 percentage points compared to the fourth quarter of 2001.  Gross profit improvement was due to higher overall volume and higher unit production of Robalo sport fishing boats, which led to greater production efficiency.  In addition, the gross profit was positively impacted by the recording of an inventory adjustment in the fourth quarter and revising estimates of various model year accruals.

Operating income for the quarter was $4,656,000, a 96.1 percent increase compared to the fourth quarter last year.  The higher gross profit was slightly offset by higher selling, general and administrative expenses including the incremental costs associated with the new Robalo product line and costs that vary

4th Quarter 2002 Press Release

with sales and profitability.  These variable costs include incentive compensation costs, such as sales commissions and officer bonus, and warranty expense.  The annual increase in variable costs was partially offset by the elimination of goodwill amortization during all of 2002.

Net income for the quarter ended December 31, 2002 was $2,951,000, a 92.0 percent increase compared to $1,537,000 in the prior year.  Diluted earnings per share for the quarter were $0.16, a 77.8 percent increase compared to $0.09 diluted earnings per share in the prior year.  During the quarter, the Company repurchased 12,890 shares of its common stock for cash on the open market under its stock buyback program.

Net sales for the twelve months ending December 31, 2002 were $162,682,000 a 20.8 percent increase compared to the prior year. Net income for the twelve months was $12,389,000, or $0.69 diluted earnings per share.  Net income for the prior year was $8,563,000 or $0.49 diluted earnings per share.  The sales increase was due to a 15 percent growth in unit sales and a four percent increase in price.

Richard A. Hubbell, Marine Products’ Chief Executive Officer stated, “This fourth quarter continued the strong performance of the first three quarters of 2002.  Winter boat show traffic and sales generally improved compared with last year, with the exception of the New York City show, which fell on a holiday.  Low interest rates, a stagnating stock market, and the appeal of a family activity close to home continue to boost the demand for our products.”

Hubbell continued, “Our average unit sales price rose by 1.7 percent during the quarter, due to a relative increase in unit sales of our higher-end new model SS Sportboats, additional sales of larger Signature Cruisers, and the new Robalo sales.  Sales of Robalo offshore sport fishing boats were approximately 4.3 percent of fourth quarter 2002 sales.   We will continue to use Marine Products’ strong capital position and cash flow generating potential to generate market share growth.

“Our level of dealer inventories is slightly lower than it was last year at this time, but the sales environment for our products is more favorable.  In spite of this favorable environment, we remain cautious about the potential effect of declining consumer confidence and economic uncertainty on our sales as the winter boat show season comes to a peak.”

Marine Products Corporation (AMEX: MPX) is the third-largest distributor of sterndrive powerboats in the U.S.  The company designs, manufactures and distributes premium-branded Chaparral sterndrive pleasure boats and Robalo outboard offshore fishing boats, and continues to diversify its product line through product innovation and strategic acquisition.  With premium brands and a solid capital structure, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit www.marineproductscorp.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding our ability to continue to gain market share, the outlook for the industry, continued demand for our products and our ability to continue to generate superior financial performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Marine Products Corporation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks include possible decreases in the level of consumer confidence impacting discretionary spending, increased interest rates, deterioration in the quality of Marine Products’ network of independent boat dealers or a decrease in the number of dealers. Additional discussion of factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in Marine Products’ Form 10-K, filed with the Securities and Exchange Commission for the year ending December 31, 2001.

For information contact:

BEN M. PALMER	JIM LANDERS
Chief Financial Officer	Corporate Finance
404.321.7910	404.321.2162
irdept@marineproductscorp.com

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (In thousands except per share data)
Periods ended December 31, (Unaudited)	Fourth Quarter			Twelve Months
	2002	2001	% BETTER (WORSE)	2002	2001	% BETTER (WORSE)
Net Sales	$35,614	$30,139	18.2%	$162,682	$134,689	20.8%
Cost of Goods Sold	26,493	24,228	(9.3)	125,282	105,344	(18.9)
Gross Profit	9,121	5,911	54.3	37,400	29,345	27.4
Selling, General and Administrative Expenses	4,465	3,537	(26.2)	18,018	16,223	(11.1)
Operating Income	4,656	2,374	96.1	19,382	13,122	47.7
Interest Income	104	104	0.0	600	689	(12.9)
Income Before Income Taxes	4,760	2,478	92.1	19,982	13,811	44.7
Income Tax Provision	1,809	941	(92.2)	7,593	5,248	(44.7)
NET INCOME	$2,951	$1,537	92.0%	$12,389	$8,563	44.7%

EARNINGS PER SHARE
Basic	$0.17	$0.09	88.9%	$0.73	$0.51	43.1%
Diluted	$0.16	$0.09	77.8%	$0.69	$0.49	40.8%

AVERAGE SHARES OUTSTANDING
Basic	16,954	16,891		16,947	16,893
Diluted	17,946	17,472		17,918	17,456

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
At December 31, (Unaudited)	(in thousands)
	2002	2001
ASSETS
Cash and cash equivalents	$17,280	$4,953
Marketable securities	1,929	5,478
Accounts receivable, net	1,471	1,178
Inventories	20,685	14,478
Deferred income taxes	2,419	1,921
Prepaid expenses and other current assets	1,623	2,171
Current assets	45,407	30,179
Property, plant and equipment, net	16,216	14,230
Intangibles, net	3,858	3,898
Marketable securities	4,865	7,781
Other assets	717	425
Total assets	$71,063	$56,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,414	$2,429
Other accrued expenses	10,173	7,439
Current liabilities	13,587	9,868
Deferred taxes and other liabilities	643	300
Total liabilities	14,230	10,168
Common stock	1,712	1,702
Capital in excess of par value	38,278	38,868
Earnings retained	16,740	5,775
Accumulated comprehensive income	103	—
Total stockholders’ equity	56,833	46,345
Total liabilities and stockholders’ equity	$71,063	$56,513

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2003	Marine Products Corporation
By: /s/ Ben M. Palmer
Ben M. Palmer
Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary